UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CIMG	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2026, CIMG Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain non-U.S. investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors an aggregate of 3,000,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), at a purchase price of $0.0029 per Share, for aggregate gross proceeds of $8.7 million (the “Private Placement”). The Investors may pay the purchase price in U.S. dollars or Bitcoin, in accordance with the terms of the Securities Purchase Agreement. The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investors.

The closing of the Private Placement is expected to occur within five business days following the date of the Securities Purchase Agreement, or on such other date as the parties may mutually agree in writing, subject to the satisfaction or waiver of the closing conditions set forth in the Securities Purchase Agreement. Subject to the satisfaction or waiver of the applicable closing conditions, the Company expects to issue and sell the Shares in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the proposed offer and sale of the Shares, the Company will rely on representations and covenants of each Investor, including that the Investor is not a U.S. person and is acquiring the Shares in an offshore transaction. The Company expects to conduct the proposed offer and sale in accordance with the requirements of Regulation S. The Shares have not been registered under the Securities Act and may not be offered or sold in the United States unless registered under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement, by and among CIMG Inc. and the investors party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: September 30, 2026	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer